Exhibit 10.11

CBAK ENERGY TECHNOLOGY, INC.

2023 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNITS AWARD

Unless otherwise defined in this Notice of Restricted Stock Units Award or the attached Restricted Stock Units Award Agreement, capitalized terms shall have the meanings ascribed to them in the CBAK Energy Technology, Inc. 2023 Equity Incentive Plan (the “Plan”).

Grantee Name:
Date of Grant:
Total Number of RSUs Granted:
Agreement Date:
Vesting Schedule:	Provided that you remain in continuous Service of the Company or an Affiliate through the applicable vesting date, your RSUs will be scheduled to vest as follows: [NUMBER] shares vested on [DATE]; and the remaining [NUMBER] shares vested on [DATE].

CBAK ENERGY TECHNOLOGY, INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

This RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Stock Units Award (the “Notice”) is made by and between CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), and the grantee named on the Notice (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the CBAK Energy Technology, Inc. 2023 Equity Incentive Plan (the “Plan,” which, along with the Notice, is expressly incorporated herein and made a part hereof).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the Agreement Date set forth on the Notice, of an award of the number of Restricted Stock Units (“Restricted Stock Units” or “RSUs”), upon the terms and conditions hereinafter set forth. This award of Restricted Stock Units is subject to all of the terms and conditions set forth in the Plan, the Notice and this Agreement.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Award of Restricted Stock Units. Subject to the restrictions and other terms and conditions set forth on the Notice, this Agreement and the Plan, the Company hereby grants to you the number of RSUs identified on the Notice as of the Grant Date therein specified.

2. Vesting of RSUs.

(a) Subject to Section 5 hereof, the RSUs awarded as set forth on the Notice will vest and become nonforfeitable, with respect to the applicable portion thereof, according to the vesting schedule set forth on the Notice (the “Vesting Schedule”) and subject to Grantee’s continued Service through the applicable vesting dates as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. In the event of a Change in Control, the Administrator, pursuant to the Plan, at its sole discretion, may accelerate the time at which all or any portion of Grantee’s RSUs will vest. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

(b) Definitions. Terms used in Section 5 hereof have the following meanings:

(i) “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its Affiliate and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or any of its Affiliates, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or any of its Affiliates; (v) illegal use or distribution of drugs; (vi) violation of any rule, regulation, procedure or policy of the Company or any of its Affiliates; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or any of its Affiliates, all as determined by the Board of Directors of the Company or its Affiliate (as the case may be), which determination will be conclusive.

(ii) “Retirement” means Grantee’s retirement from Company Service as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

3. Consideration to the Company. In consideration of the grant of the award of RSUs by the Company, Grantee agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan, the Notice or this Agreement shall confer upon Grantee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Grantee.

4. Grant is Not Transferable. During the lifetime of Grantee, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock of the Company (the “Shares”) underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5. Forfeiture of Nonvested RSUs. Except as otherwise provided herein, if Grantee's service with the Company terminates for any reason other than Grantee’s (a) death, (b) disability, (c) Retirement, or (d) termination by the Company without Cause, any Nonvested RSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Grantee, or Grantee’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In the event of Grantee’s death, disability, Retirement, or termination by the Company without Cause, all Nonvested RSUs shall become fully vested and no longer such just to forfeiture upon the date of such event.

6. Payment upon Vesting.

(a) As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to Grantee (or any transferee permitted under Section 4 hereof) a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 6(a), Section 6(b) and Section 6(c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Section 6(a), Section 6(b) and Section 6(c) hereof.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Grantee of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to Grantee or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i) Cash or check;

(ii) Surrender of Shares (including, without limitation, Shares otherwise issuable under the RSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Grantee has placed a market sell order with a broker with respect to Shares then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Shares to Grantee or Grantee’s legal representative or enter such Share in book entry form unless and until Grantee or Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local or foreign taxes applicable to the taxable income of Grantee resulting from the grant or vesting of the RSUs or the issuance of Shares.

If Grantee is subject to the laws of the People’s Republic of China (the “PRC”), Grantee hereby acknowledges that Grantee is aware of the relevant requirements under the laws of the PRC regarding overseas investment, including the requirements for approval and registration of overseas securities with competent authorities. Grantee is acquiring the Shares after obtaining requisite approval or registration from competent authorities of the PRC. Failure to obtain requisite approval or registration shall relieve the Company, and any Affiliate, of any liability in respect of the failure to issue the Shares subject to the RSUs. If the failure is revealed or occurs after the issuance of the Shares, the Company shall be entitled, at its sole discretion, to redeem or request Grantee to transfer the Shares to a transferee who is legally entitled to hold the Restricted Shares at a redemption price (if any) to be determined by the Administrator in its sole discretion. The Company and its Affiliates shall be relieved from any liability for any redemption or request for transfer made pursuant to the foregoing.

7. Conditions to Delivery of Shares. Subject to Section 5 hereof, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 5 hereof; and

(e) The lapse of such reasonable period of time following the vesting of any RSUs as the Administrator may from time to time establish for reasons of administrative convenience.

8. No Rights as Shareholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry of the name of the holder of Shares underlying the RSUs on the register of members of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such entry.

9. Administration. The Administrator shall have the power to interpret the Plan, the Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Grantee, the Company and all other interested persons. Neither any person or persons acting as the Administrator and nor any member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice and this Agreement.

10. Incorporation of Terms of Plan. The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Notice are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice and one or more provisions of the Plan, the provisions of the Plan will govern.

11. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by email, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)  if to Grantee, to Grantee’s last mailing address or email address reflected on the Company’s records; and

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after sent by the electronic mail (assuming that there is no error in delivery) or nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

12. Entire Agreement. The Plan, the Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

13. Amendments, Suspension and Termination. To the extent permitted by the Plan, the Notice and this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Grantee.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4 hereof, this Agreement shall be binding upon Grantee and his heirs, executors, administrators, successors and assigns.

15. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

16. Conformity to Securities Laws. Grantee acknowledges that the Plan, the Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, state and applicable foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

18. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

19. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20. WAIVER OF JURY TRIAL. GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

21. Section 409A. The RSUs are intended to be exempt from Section 409A of the Code and this Agreement shall be administered and interpreted in accordance with such intent. The Administrator reserves the right to unilaterally amend this Agreement without the consent of Grantee in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and Grantee hereby acknowledges and consents to such rights of the Administrator.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Units Award Agreement as of the date first written above.

CBAK ENERGY TECHNOLOGY, INC.

By:
Name:
Title:

GRANTEE

Name: